EXHIBIT 23.6

RULE 438 CONSENT

In accordance with Rule 438 under the Securities Act of 1933, as amended, the undersigned hereby consents to being named as a prospective director of M-Wave, Inc. in the Registration Statement on Form S-4 filed by M-Wave, Inc. with the Securities and Exchange Commission.

/s/ Paul J. Jerde
Name: Paul J. Jerde
Date: September 12, 2007